Exhibit 10.5

AMENDMENT NO. 1

TO

WARRANT TO PURCHASE CAPITAL STOCK

THIS AMENDMENT NO. 1 TO WARRANT TO PURCHASE CAPITAL STOCK (this “Amendment”) is entered into as of June 13, 2013 (the “Amendment Effective Date”), by and between HERCULES TECHNOLOGY GROWTH CAPITAL, INC. (“Warrantholder”), and OCZ TECHNOLOGY GROUP, INC. (“Company”).

RECITALS

Company and Warrantholder are parties to that certain Warrant to Purchase Capital Stock dated as of March 11, 2013 (the “Warrant”) in consideration for, among other things, the financial accommodations provided for in the Loan Agreement (as defined in the Warrant). Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Warrant. The parties desire to amend the Warrant in accordance with the terms of this Amendment.

Now, THEREFORE, the parties agree as follows:

1. The header of the Warrant is hereby amended and restated in its entirety to read as follows:

“No. 1	1,027,397 Shares of Common Stock*

*	Subject to adjustment as set forth herein.”

2. The following defined terms set forth in Section 1 of the Warrant are hereby amended and restated in their entirety to read as follows:

‘Excluded Securities” means:

(i) Equity Securities issued to directors, officers, employees and consultants of the Company or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan, consultant equity compensation plan or arrangement approved by the Board of Directors of the Company or an authorized committee thereof, including any repurchase or stock restriction agreement, or such other options, issuances, arrangements, agreements or plans intended principally as a means of providing compensation for employment or services and approved by the Board of Directors of the Company;

(ii) shares of Common Stock issued upon the exercise, conversion or exchange of any Equity Securities described in clause (i) above;

(iii) Equity Securities issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Company;

(iv) shares of Common Stock issued upon exercise, conversion or exchange of any Equity Securities outstanding on the date hereof and set forth on Schedule A hereto;

(v) Equity Securities issued pursuant to (A) a dividend or other distribution on outstanding Common Stock of the Company, (B) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (C) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock;

(vi) Equity Securities issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions approved by the Board (other than the Equity Securities issued in connection with the New Issuance);

(vii) Equity Securities issued pursuant to a bona fide, firm underwritten public offering of the Company’s Equity Securities;

(viii) Equity Securities issued in connection with bona fide strategic collaborations, development agreements or licensing transactions approved by the Board;

(ix) Equity Securities issuable as a result of the application of similar antidilution provisions in respect of any other Equity Securities of the Company; or

(x) Equity Securities issued to any placement agent and/or its designees in connection with any offering or financing of the Company.”

““New Issuance” means any issuance or sale by the Company of any Equity Securities (including the issuance or sale of any Equity Securities owned or held by or for the account of the Company), other than Excluded Securities, which issuance or sale occurs on or before July 31, 2013 and in connection with such issuance or sale, together with the proceeds of the incurrence or issuance by the Company of any subordinated indebtedness or subordinated debt securities, the Company receives gross proceeds of at least $10,000,000. The Company shall provide notice to the Holder of the terms of the New Issuance (including the purchase price and terms of the securities to be issued in the New Issuance) not less that one (1) business day after the consummation of the New Issuance, such notice to be given by email to the following email address(es): to Kevin Grossman at kgrossman@herculestech.com, and to Derek Jensen at djensen@herculestech.com, and to be clearly identified in the subject line of such notice as “NOTICE OF NEW ISSUANCE AND WARRANT OPTION ELECTION”.”

““Warrant Price” means (a) if Warrant Shares means the Company’s Common Stock, $1.46 per share, or (b) if the Holder elects option (B) of the definition of Warrant Shares, then Warrant Price means, the price per share of the Other Capital Stock issued in the New Issuance, in either case subject to adjustment pursuant to Section 7. In determining the price per share of Other Capital Stock issued in the New Issuance, such price per share shall be the weighted average price per share of all shares of Other Capital Stock of the same series or class issued in the New Issuance calculated by dividing (A) the total number of shares of Other Capital Stock issued in the New Issuance (including all shares of Other Capital Stock that may be issued upon the exercise, conversion or exchange of all Other Capital Stock Equity Securities issued in the New Issuance that are exercisable, convertible or exchangeable for such Other Capital Stock) by (B) the total consideration received by the Company upon consummation of the New Issuance, as well as the total consideration to be received by the Company assuming full exercise, conversion or exchange of all Other Capital Stock Equity Securities issued in the New Issuance that are exercisable, convertible or exchangeable for such Other Capital Stock in accordance with their terms. “

3. Section 9 of the Warrant is hereby amended and restated in its entirety to read as follows:

“9. Registration Rights. The Company agrees that the Warrant Shares shall be deemed “Registrable Securities” or otherwise entitled to the same “piggy back” registration rights provided to the investors in the New Issuance that occurs on or before June 21, 2013, which raises a minimum of $10,000,000.”

4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. Except as amended hereby, the Warrant remains in full force and effect.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

OCZ TECHNOLOGY GROU P, INC.

By:	/s/ Rafael Torres
Title	CFO

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:
Title:

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